UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

HAWAIIAN HOLDINGS INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Alaska AIRLINES | HAWAIIAN AIRLINES.

Alaska Airlines and Hawaiian Airlines to Combine

Expands Benefits and Choice for Travelers Throughout Hawai'i and the West Coast

Combining Strong, High-Quality Brands

Alaska Airlines and Hawaiian Airlines to maintain both unique brands on a single operating platform and industry-leading loyalty program.

Expanding Connectivity and Choice for Travelers

Combined network with 138 destinations including 29 top international destinations; over 1,200 global destinations through the **one**world Alliance.

Creating Local Care, Global Reach

Combining companies with 90+ year legacies of service, including to communities uniquely reliant upon air travel, to create a fleet of 365 narrow and wide body aircraft with high-quality service, multiple cabin classes and price points to make air travel accessible to consumers.



Alaska AIRLINES
HAWAIIAN AIRLINES.

Continued Commitment to Hawai'i

Expanding Travel Options for Passengers

Expand service and convenience for Hawai'i residents by tripling the number of destinations throughout North America that can be reached nonstop or one-stop from the Islands.

- Maintain robust Neighbor Island service, increase cargo capacity.

Delivering Opportunities for Employees

- Maintain and grow union-represented jobs in Hawai'i, including preserving pilot, flight attendant, and maintenance bases in Honolulu and airport operations and cargo throughout the state.
- Continue and expand access to workforce development programs.
- Honolulu becomes a key Alaska Airlines hub, with strong operations presence, local leadership and a regional headquarters in Hawai'i to support the combined airlines' network.

Investing in Community & Sustainability

- Continue to promote regenerative tourism in the Hawaiian Islands and invest in Hawaiian language and culture.
- Expand investments in community, working with local organizations and government to build a vibrant future for Hawai'i.
- Build upon both airlines' strong commitment to the environment, including carbon emissions reduction, path to net zero by 2040, development of locally-produced Sustainable Aviation Fuel (SAF), waste reduction, support of healthy ecosystems, and continued local sourcing.

For more information, visit
www.localcareglobalreach.com

Hawaiian Airlines + Alaska Airlines Impact on Hawai‘i by the Numbers1 54.7 million annual passengers 79.1K jobs supported2; 12.9% of total jobs in the state 2.9M visitors to Hawai‘i $5.7B direct visitor spending $899.3M in state government tax revenue generated 8.6% of total tax revenue generated 1 estimates based on 2022 data 2 Includes direct, indirect and induced For more information, visit www.localcareglobalreach.com Combining Award-Winning Airlines Alaska Airlines KAYAK Users: #1 “Best Airline Overall” in North America Skytrax: “Best Regional Airline in North America” and #6 in the world Disability:IN: Recognized among the “Best Places to Work for Disability Inclusion” Forbes Awards: “America’s Best Large Employers” for 2023 “All-Time Champion, Year After Year, Since 2015” “Best Employers for Diversity” – highest ranking of all airlines NerdWallet: Mileage Plan named “Best Airline Rewards Program” for fourth consecutive year Hawaiian Airlines U.S. Department of Transportation: #1 on-time U.S. airline: 2004-2021 TRAVEL + LEISURE: Best U.S. Airlines: 2011-2023 Condé Nast Traveler: 2023 Reader’s Choice Airline Forbes: 2023 America’s Best Employers – Hawai‘i’s Best Employer Sunset Travel Awards: Best Way to Travel the West – Airline: 2022 Global Tastemakers: Best Domestic Airlines for Food 2023 TripSavvy: Editor’s Choice Award – Industry Leader 2022 Forward Looking Statements This communication contains forward-looking statements subject to the safe harbor protection provided by the federal securities laws, including statements relating to the expected timing of the closing of the pending acquisition (the “Transaction”) of Hawaiian Holdings Inc. (“Hawaiian Holdings”) by Alaska Air Group, Inc. (“Alaska Air Group”); considerations taken into account by Alaska Air Group’s and Hawaiian Holdings’ Boards of Directors in approving the Transaction; and expectations for Alaska Air Group and Hawaiian Holdings following the closing of the Transaction. There can be no assurance that the Transaction will in fact be consummated. Risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements include: the possibility that Hawaiian Holdings shareholders may not approve the adoption of the merger agreement; the risk that a condition to closing of the Transaction may not be satisfied (or waived); the ability of each party to consummate the Transaction; that either party may terminate the merger agreement or that the closing of the Transaction might be delayed or not occur at all; possible disruption related to the Transaction to Alaska Air Group’s or Hawaiian Holding’s current plans or operations, including through the loss of customers and employees; the diversion of management time and attention from ongoing business operations and opportunities; the response of competitors to the Transaction; a failure to (or delay in) receiving the required regulatory clearances for the Transaction; uncertainties regarding Alaska Air Group’s ability to successfully integrate the operations of Hawaiian Holdings and Alaska Air Group and the time and cost to do so; the outcome of any legal proceedings that could be instituted against Hawaiian Holdings, Alaska Air Group or others relating to the Transaction; Alaska Air Group’s ability to realize anticipated cost savings, synergies or growth from the Transaction in the timeframe expected or at all; legislative, regulatory and economic developments affecting the business of Alaska Air Group and Hawaiian Holdings; general economic conditions including those associated with pandemic recovery; the possibility and severity of catastrophic events, including but not limited to, pandemics, natural disasters, acts of terrorism or outbreak of war or hostilities; and other risks and uncertainties detailed in periodic reports that Alaska Air Group and Hawaiian Holdings file with the Securities and Exchange Commission (“SEC”). All forward-looking statements in this communication are based on information available to Alaska Air Group and Hawaiian Holdings as of the date of this communication. Alaska Air Group and Hawaiian Holdings each expressly disclaim any obligation to publicly update or revise the forward-looking statements, except as required by law. Additional Information and Where to Find It Hawaiian Holdings, its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Transaction. Hawaiian Holdings plans to file a proxy statement (the “Transaction Proxy Statement”) with the SEC in connection with the solicitation of proxies to approve the Transaction. Daniel W. Akins, Wendy A. Beck, Earl E. Fry, Lawrence S. Hershfield, C. Jayne Hrdlicka, Peter R. Ingram, Michael E. McNamara, Crystal K. Rose, Mark D. Schneider, Craig E. Vosburg, Duane E. Woerth and Richard N. Zwern, all of whom are members of Hawaiian Holdings’ board of directors, and Shannon L. Okinaka, Hawaiian Holdings’ chief financial officer, are participants in Hawaiian Holdings’ solicitation. None of such participants owns in excess of one percent of Hawaiian Holdings’ common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the Transaction Proxy Statement and other relevant documents to be filed with the SEC in connection with the Transaction. Please refer to the information relating to the foregoing (other than for Messrs. Akins and Woerth) under the caption “Security Ownership of Certain Beneficial Owners and Management” in Hawaiian Holdings’ definitive proxy statement for its 2023 annual meeting of stockholders (the “2023 Proxy Statement”), which was filed with the SEC on April 5, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1172222/000117222223000022/ha-20230405.htm#i2d8a68908cc64c37bbeca80e509abb72_31. Since the filing of the 2023 Proxy Statement, (a) each director (other than Mr. Ingram) received a grant of 13,990 restricted stock units that will vest upon the earlier of (i) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (ii) a change in control of Hawaiian Holdings; (b) Mr. Ingram received a grant of 163,755 restricted stock units; and (c) Ms. Okinaka received a grant of 57,314 restricted stock units. In the Transaction, equity awards held by Mr. Ingram and Ms. Okinaka will be treated in accordance with their respective severance and change in control agreements. As of December 1, 2023, Mr. Ingram beneficially owns 340,964 shares and Ms. Okinaka beneficially owns 86,903 shares. The 2023 proxy statement, under the caption “Executive Compensation—Potential Payments Upon Termination or Change in Control,” contains certain illustrative information on the payments that may be owed to Mr. Ingram and Ms. Okinaka in a change of control of Hawaiian Holdings. As of December 1, 2023, (a) Mr. Woerth beneficially owns 37,389 shares and (b) Mr. Akins beneficially owns no shares. Mr. Akins received a grant of 13,990 restricted stock units that will vest upon the earlier of (a) the day prior to Hawaiian Holdings’ 2024 annual meeting of stockholders or (b) a change of control. Promptly after filing the definitive Transaction Proxy Statement with the SEC, Hawaiian Holdings will mail the definitive Transaction Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the special meeting to consider the Transaction. STOCKHOLDERS ARE URGED TO READ THE TRANSACTION PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT HAWAIIAN HOLDINGS WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the preliminary and definitive versions of the Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction at the SEC’s website (http://www.sec.gov). Copies of Hawaiian Holdings’ definitive Transaction Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Hawaiian Holdings with the SEC in connection with the Transaction will also be available, free of charge, at Hawaiian Holdings’ investor relations website (https://newsroom.hawaiianairlines.com/investor-relations), or by writing to Hawaiian Holdings, Inc., Attention: Investor Relations, P.O. Box 30008, Honolulu, HI 96820.